EXHIBIT 11


                                 CHARTER ONE FINANCIAL, INC.
                              COMPUTATION OF PER SHARE EARNINGS


                                                           THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                     ---------------------------------     ----------------------------------
                                                        6/30/02             6/30/01           6/30/02            6/30/01
                                                        -------             -------           -------            -------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC EARNINGS PER SHARE(1):
  Net income ..................................      $       143,280      $    120,412      $    283,103      $       235,202
                                                     ===============      ============      ============      ===============
  Weighted average common shares
   outstanding ................................          220,188,006       217,811,601       220,420,017          218,330,403
                                                     ===============      ============      ============      ===============
  Basic earnings per share ....................      $           .65      $        .55      $       1.28      $          1.07
                                                     ===============      ============      ============      ===============

DILUTED EARNINGS PER SHARE(1):
  Net income ..................................      $       143,280      $    120,412      $    283,103      $       235,202
                                                     ===============      ============      ============      ===============
  Weighted average common shares
   outstanding ................................          220,188,006       217,811,601       220,420,017          218,330,403
  Add common stock equivalents for
   shares issuable under stock option plans....            7,548,463         5,569,873         6,887,234            5,482,348
                                                     ---------------      ------------      ------------      ---------------
  Weighted average common and common
   equivalent shares outstanding ..............          227,736,469       223,381,474       227,307,251          223,812,751
                                                     ===============      ============      ============      ===============
  Diluted earnings per share ..................      $           .63      $        .54      $       1.25      $          1.05
                                                     ===============      ============      ============      ===============
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(1) Restated to reflect the 5% stock dividend issued September 28, 2001.